Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalyst Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2181356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 King Farm Boulevard

Rockville, Maryland 20850

(Address of Principal Executive Offices) (Zip Code)

2006 Stock Incentive Plan

(Full title of the plan)

Copy to: Bruce F. Metge, Esq. General Counsel & Corporate Secretary Catalyst Health Solutions, Inc. 800 King Farm Boulevard Rockville, Maryland 20850 (301) 548-2900	Copy to: Scott C. Herlihy, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	1,500,000 shares	$37.76	$56,640,000	$4,038.43

(1)	The Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan, as amended and restated (the “Plan”), authorizes the issuance of 3,000,000 shares of the Catalyst Health Solutions, Inc.’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), of which 1,500,000 shares are being registered hereunder and 1,500,000 have been previously registered. In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, or similar transaction.
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on May 28, 2010, within five business days prior to filing.

EXPLANATORY NOTE

On June 22, 2006, Catalyst Health Solutions, Inc., a Delaware corporation, registered 1,500,000 shares of its Common Stock, to be offered or sold to participants under the Plan pursuant to its Registration Statement on Form S-8 (File No. 333-135235), the contents of which are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. On June 1, 2010, the Company’s stockholders approved an amendment and restatement of the Plan to, among other things, increase the number of shares available for issuance under the Plan by 1,500,000 shares of Common Stock. This Registration Statement on Form S-8 is being filed in order to register such additional 1,500,000 shares of Common Stock which may be offered or sold to participants under the Plan.

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 25, 2010, including all material incorporated by reference therein;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 6, 2010, including all material incorporated by reference therein;

•	The Company’s definitive Proxy Statement on Schedule 14A filed on April 23, 2010, including all material incorporated by reference therein; and

•

The description of the Company’s Common Stock contained in the Company’s Form 8-A (File No. 000-31014), as filed with the Commission on December 10, 1999, pursuant to Section 12(g) of the Exchange Act, as incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-83761), initially filed with the Commission on July 26, 1999, including any subsequently filed amendments and reports updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit	Description

3.1	Certificate of Ownership and Merger Merging Catalyst Health Solutions, Inc. with and into HealthExtras, Inc., effective October 1, 2008 (filed as Exhibit 3(i)(a) to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008, and incorporated herein by reference).

3.2	Amended and Restated Certificate of Incorporation of Catalyst Health Solutions, Inc., effective October 1, 2008 (filed as Exhibit 3(i)(b) to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008, and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Catalyst Health Solutions, Inc., effective October 1, 2008 (filed as Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008, and incorporated herein by reference).

4.1	Amended and Restated Financing and Security Agreement dated September 15, 2006 by and between HealthExtras, Inc. and Wachovia Bank, National Association (filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on February 28, 2007, and incorporated herein by reference.)

4.2	First Amendment to Amended and Restated Financing and Security Agreement dated October 9, 2009 by and between Catalyst Health Solutions, Inc. and Wachovia Bank, National Association (filed as Exhibit 4.2.1 to the Company’s Current Report on Form 8-K filed on October 13, 2009, and incorporated herein by reference).

4.3	Registration Rights Agreement dated June 18, 2004 by and among HealthExtras, Inc. and Kenneth J. Sack and the Sack Family Trust (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 23, 2004, and incorporated herein by reference).

5.1	Opinion of Counsel (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan, as amended and restated effective June 1, 2010 (filed as Exhibit A to the Company’s definitive Proxy Statement on Schedule 14A, filed on April 23, 2010, and incorporated herein by reference).

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 4th day of June, 2010.

CATALYST HEALTH SOLUTIONS, INC.

By:	/s/ DAVID T. BLAIR
David T. Blair
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints David T. Blair and Bruce F. Metge, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD S. CIVERA Edward S. Civera	Chairman and Director	June 4, 2010

/s/ DAVID T. BLAIR David T. Blair	Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2010

/s/ HAI V. TRAN Hai V. Tran	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2010

/s/ WILLIAM E. BROCK William E. Brock	Director	June 4, 2010

/s/ STEVEN B. EPSTEIN Steven B. Epstein	Director	June 4, 2010

/s/ DANIEL J. HOUSTON Daniel J. Houston	Director	June 4, 2010

/s/ MICHAEL R. MCDONNELL Michael R. McDonnell	Director	June 4, 2010

/s/ KENNETH A. SAMET Kenneth A. Samet	Director	June 4, 2010

/s/ DALE B. WOLF Dale B. Wolf	Director	June 4, 2010

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Ownership and Merger Merging Catalyst Health Solutions, Inc. with and into HealthExtras, Inc., effective October 1, 2008 (filed as Exhibit 3(i)(a) to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008, and incorporated herein by reference).

3.2	Amended and Restated Certificate of Incorporation of Catalyst Health Solutions, Inc., effective October 1, 2008 (filed as Exhibit 3(i)(b) to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008, and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Catalyst Health Solutions, Inc., effective October 1, 2008 (filed as Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008, and incorporated herein by reference).

4.1	Amended and Restated Financing and Security Agreement dated September 15, 2006 by and between HealthExtras, Inc. and Wachovia Bank, National Association (filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on February 28, 2007, and incorporated herein by reference.)

4.2	First Amendment to Amended and Restated Financing and Security Agreement dated October 9, 2009 by and between Catalyst Health Solutions, Inc. and Wachovia Bank, National Association (filed as Exhibit 4.2.1 to the Company’s Current Report on Form 8-K filed on October 13, 2009, and incorporated herein by reference).

4.3	Registration Rights Agreement dated June 18, 2004 by and among HealthExtras, Inc. and Kenneth J. Sack and the Sack Family Trust (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 23, 2004, and incorporated herein by reference).

5.1	Opinion of Counsel (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan, as amended and restated effective June 1, 2010 (filed as Exhibit A to the Company’s definitive Proxy Statement on Schedule 14A, filed on April 23, 2010, and incorporated herein by reference).